(((H050000510743)))

FILED
2005 MAR -2 PM 2:52
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
FAST EDDIE RACING STABLES, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, Fast Eddie Racing Stables, Inc., a Florida corporation, adopts the following Articles of Amendment to its Articles of Incorporation;

FIRST: Amendments adopted:
ARTICLE III: Purpose is hereby amended to read as follows:

"ARTICLE III: Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Florida."

SECOND: The Amendment was adopted on February 28, 2005.

THIRD: The Amendment shall take effect on filing.

FOURTH: The Amendment was approved by the shareholders. The number of votes cast for the Amendment was sufficient for approval.

Signed this first day of March 2005.

FAST EDDIE RACING STABLES, INC.

By: [signature]
Name: Glenn A. Little
Title: President

(((H050000510743)))